Securities and Exchange Commission ("SEC") Form 3, Form 4 and Form 5 and Application for EDGAR Access (Form ID) Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities", "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a being a Managing Director of Babson Capital Finance LLC, hereby appoint and designate Jessica Burns, Ruth Howe, Ann Malloy, and Melissa LaGrant each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and Babson Capital Corporate Investors and Babson Capital Participation Investors (each, a"Trust") said SEC Forms 3, 4 and/or 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.

Signature and Date:	10-23-2013
Name:			Terrell W. Harris
Title:			Managing Director of Babson Capital Finance LLC